UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 19, 2011

VIRTUAL PIGGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-152050	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

15 West Highland Avenue Philadelphia, PA	19118
(Address of Principal Executive Offices)	(Zip Code)

(215) 247-5500
(Registrant’s telephone number, including area code)

Moggle, Inc. 15 West Highland Avenue Philadelphia, PA 19118
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2011, Kirk Bradley was appointed to the Board of Directors of Virtual Piggy, Inc. (the “Company”). There were no arrangements or understandings between Mr. Bradley and the Company, pursuant to which he was appointed to the Board of Directors of the Company.

On December 19, 2011, the Company entered into a Securities Purchase Agreement with Kirk Bradley, pursuant to which the Company sold to Mr. Bradley 625,000 units (the “Units”) in consideration of gross cash  proceeds to the Company of $500,000. Each Unit was sold for a purchase price of $0.80 and consisted of: (i) two shares of the Company’s common stock and (ii) a warrant to purchase one share of the Company’s common stock (the “Warrant”). As a result, the Company issued an aggregate of 1,250,000 shares of common stock and Warrants to purchase an aggregate of 625,000 shares of common stock. The Warrants are exercisable for a term of two years at an exercise price of $0.60 per share.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: December 23, 2011	By:	/s/ Ernest Cimadamore
Ernest Cimadamore
Chief Executive Officer

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